SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          DEL GLOBAL TECHNOLOGIES CORP.
                (Name of Registrant as Specified In Its Charter)

                          LEONARD A. TRUGMAN, PRESIDENT
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


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     (4) Proposed maximum aggregate value ot transaction:


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     (5) Total Fee Paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


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     2) Form, Schedule or Registration Statement No.:


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     3) Filing Party:


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     4) Date Filed:



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                                       2

                         DEL GLOBAL TECHNOLOGIES CORP.
                                1 Commerce Park
                            Valhalla, New York 10595

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   ----------

                                February 10, 1998

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Del Global Technologies Corp. (the "Company") will be held on February 10, 1998, at 10:00 a.m. New York City time, at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017, for the following purposes, all as more fully described in the accompanying Proxy Statement:

      (A)   To elect a Board of Directors for the ensuing year;

      (B) To amend the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder;

      (C) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending August 1, 1998; and

      (D) To transact such other business as may properly come before the Meeting or any adjournments thereof.

      Only stockholders of record as of the close of business on December 17, 1997 are entitled to notice of and to vote at the Meeting. A complete list of the stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

                         By order of the Board of Directors,

                                                          MICHAEL TABER,
                                                            Secretary

Dated: January 12, 1998

--------------------------------------------------------------------------------

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                          DEL GLOBAL TECHNOLOGIES CORP.
                                 1 Commerce Park
                            Valhalla, New York 10595

                                   ----------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 10, 1998

                                  INTRODUCTION

      The  accompanying  proxy is  solicited  by and on  behalf  of the Board of
Directors of Del Global Technologies Corp., a New York corporation (the "Company"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017, on February 10, 1998 at 10:00 a.m. New York City time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about January 12, 1998.

      Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for Director set forth herein and for the other proposals.

      The Board of Directors has fixed December 17, 1997 as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 7,531,454 shares of Common Stock, each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

      The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual Directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

      The table below sets forth information concerning the shares of Common Stock beneficially owned as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five (5%) percent of the Common Stock of the Company; (ii) each Director of the Company; (iii) each of the executive officers named in the table under "Executive Compensation and Other Information--Summary Compensation Table" and (iv) all Directors and executive officers as a group.

                                         Amount and Nature
   Name and Address                        of Beneficial           Percent of
  of Beneficial Owner                      Ownership (1)          Common Stock
  -------------------                    -----------------       --------------
LEONARD A. TRUGMAN....................       906,184(2)              11.0%
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

NATAN V. BERTMAN......................       102,659(3)               1.4%
c/o Bertman & Levine
945 Manhattan Avenue
Brooklyn, NY  11222

                                         Amount and Nature
   Name and Address                        of Beneficial           Percent of
  of Beneficial Owner                      Ownership (1)          Common Stock
  -------------------                    -----------------        -------------
DAVID ENGEL                                   16,263(4)                *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

LOUIS J. FARIN, SR....................        48,977(5)                *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

PAUL J. LIESMAN.......................         7,738(6)                *
c/o Bertan High Voltage Corp.
121 New South Road
Hicksville, NY  11801

JOHN MANKOWICH (7)....................            --                   *
c/o Gendex-Del Medical Imaging Corp.
11550 West King Street
Franklin Park, IL  60131

DAVID MICHAEL.........................       160,450(8)               2.1%
c/o David Michael & Co., P.C.
Seven Penn Plaza
New York, NY  10001

SEYMOUR RUBIN.........................       161,680(9)               2.1%
c/o RFI Corporation
100 Pine Aire Drive
Bay Shore, NY  11706

MICHAEL TABER.........................         7,248(10)               *
c/o Del Global Technologies Corp.
1 Commerce Park
Valhalla, NY  10595

JAMES TIERNAN.........................         8,733(11)               *
7 Patriot Court
New City, NY  10956

All officers and Directors (10)
  as a group..........................     1,419,932(12)             16.5%

OTHERS

PUTNAM INVESTMENTS, INC...............       456,063                  6.1%
One Post Office Square
Boston, MA 02109
----------
  * Represents less than 1% of the outstanding shares of Common Stock of the Company including shares issuable under options which are presently exercisable or will become exercisable within 60 days of the Record Date.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2) Includes 736,230 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(3) Includes 74,444 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(4) Includes 15,804 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(5) Includes 39,850 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(6) Includes 7,354 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(7) Mr. Mankowich was granted 10,000 options to purchase shares of Common Stock on April 18, 1997, none of which are currently exercisable.

(8) Includes 122,230 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(9) Includes 139,687 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(10) Includes 6,221 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(11) Includes 8,733 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

(12) Includes 1,150,553 shares, options for which are presently exercisable or will become exercisable within 60 days of the Record Date.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

      There are five nominees for the Board of Directors. All Directors are to be elected for a term of one year and until their respective successors are elected and qualified.

      Each of the persons listed below is currently a Director and each has agreed to serve if elected. The Board of Directors expects that the nominees named below will be available for election, but in the event of the refusal or inability of any nominee to stand for election, proxies will be voted for the election of such other person, if any, as may be nominated by the management of the Company.

      Set forth below is the name and age of each nominee, his position in the Company and his principal occupation at present and during the past five years.

                                           Principal Occupation,
Name, Age and Position                    Business Experience and
   with the Company                            Directorships
----------------------                    -----------------------
LEONARD A. TRUGMAN, 59......   Chairman of the Board, Chief Executive Officer
  Chairman of the Board,          and President of the Company.
  Chief Executive
  Officer and President

NATAN V. BERTMAN, 68........   Partner of Bertman & Levine and a Director of the
  Director                        Company.

DAVID MICHAEL, 60...........   President of David Michael & Co., P.C., C.P.A.
   Director                       and a Director of the Company.

SEYMOUR RUBIN, 67...........   Director and Vice President of the Company.
  Director and Vice               President of RFI Corporation, a wholly owned
    President                     subsidiary of the Company.

JAMES TIERNAN, 74...........   Retired.  Former Vice President of The Chase
  Director                        Manhattan Bank, N.A. and a Director of the
                                  Company.

Required Vote

      Directors are elected by a plurality of votes cast. Votes withheld and broker non-votes are not counted toward a nominee's total.

      The Board of Directors recommends a vote FOR the election of each of the nominated Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors and Committees

      During the Company's last fiscal year, 5 meetings of the Board of Directors were held. The Board of Directors has an Audit Committee, Compensation Committee and a Stock Option Committee. The Audit Committee, which consists of Messrs. Bertman, Michael and Trugman, met once during the last fiscal year. The Compensation Committee, which consists of Messrs. Bertman and Michael, met once during the last fiscal year. The Stock Option Committee, which consists of Messrs. Michael and Tiernan met once during the last fiscal year. The Company presently has no nominating committee. All Directors attended at least 75% of the Board of Directors' meetings.

Executive Officers

      The following table sets forth the names and ages of all executive officers and significant employees of the Company and their positions with the Company.

      Name                               Position                           Age
      ----                               --------                          ----

LEONARD A. TRUGMAN.......   Chairman of the Board, Chief Executive          59
                               Officer and President

DAVID ENGEL..............   Executive Vice President and Chief              48
                               Financial Officer

LOUIS J. FARIN, SR.......   Vice President and General Manager              54
                               of Del Power Conversion Division

PAUL J. LIESMAN..........   Vice President and General Manager              36
                               of Bertan High Voltage Corp.

JOHN MANKOWICH...........   Vice President and General Manager              53
                               of Gendex-Del Medical Imaging Corp.

SEYMOUR RUBIN............   Vice President and President of RFI             67
                               Corporation

MICHAEL TABER............   Vice President--Finance, Secretary and          52
                               Chief Accounting Officer

      The officers of the Company, with the exception of Mr. Trugman, are elected or appointed by the Board of Directors to hold office until the meeting of the Board of Directors following the next annual meeting of stockholders. Subject to the right of the Company to remove officers pursuant to its By-Laws, officers serve until their successors are chosen and have qualified. Mr. Trugman holds his position pursuant to an employment agreement which expires on July 31, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. Specific due dates for these reports have been established and the Company is required to report herein any failure to file by these dates in the fiscal year ended August 2, 1997. Leonard A. Trugman and Michael Taber were late in reporting shares owned by them under the Company's Employee Stock Purchase Plan. David Engel, Paul Liesman and Seymour Rubin were late in reporting the grant of stock options issued to them on November 6, 1996 under the Company's Amended and Restated Stock Option Plan and shares owned by them under the Company's Employee Stock Purchase Plan. Louis Farin was late in reporting the grant of stock options issued to him on November 6, 1996 under the Company's Amended and Restated Stock Option Plan. John Mankowich was late in filing a Form 3 and reporting stock options granted to him on April 18, 1997 under the Company's Amended and Restated Stock Option Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and other Compensation

      The following table shows, for the fiscal years ended August 2, 1997, August 3, 1996 and July 29, 1995, the compensation paid or accrued by the Company to or for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company and two additional individuals during the fiscal year ended August 2, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                  Long-term
                                          Annual Compensation                 Compensation Awards
                             ---------------------------------------------  -----------------------
                                                                    Other                Securities
        Name and                                                   Annual   Restricted   Underlying  All  Other
        Principal                       Salary          Bonus      Compen-     Stock      Options/     Compen-
        Position             Year         ($)            ($)      sation($)  Awards($)    SARS (#)  sation ($)(1)
        ---------            -----     --------      -----------  --------  ----------    ---------  ------------
LEONARD A. TRUGMAN           1997       303,876       488,541(2)     --         --            --       43,313
  Chairman of the Board,     1996       289,406       343,318(2)     --         --            --       39,708
  Chief Executive Officer    1995       275,625       257,273(2)     --         --          56,275     40,356
  and President

SEYMOUR RUBIN                1997       225,000        50,000        --         --           5,150     14,124
  Vice President             1996       223,379        32,284        --         --          10,609      7,274
  and President of           1995       210,000        50,000        --         --          11,255      8,539
  RFI Corporation

MICHAEL TABER                1997       104,000        15,000      62,821(3)    --           5,150      9,655
  Vice President - Finance,  1996       100,000        12,500        --         --           7,957      3,002
  Secretary and Chief        1995        92,500        10,000        --         --           5,628      3,002
  Accounting Officer

DAVID ENGEL                  1997       125,000        44,535        --         --           7,725      2,062
  Executive Vice             1996       109,423         7,500        --         --          10,609      1,496
  President and Chief        1995        86,634         1,500        --         --           5,628        666
  Financial Officer

LOUIS J. FARIN, SR.          1997       110,000        15,000        --         --           5,150      9,183
  Vice President and         1996       105,000        20,815        --         --          10,609      1,532
  General Manager -          1995       100,000         4,000        --         --             --         --
  Del Power Conversion
  Division

HOWARD BERTAN(4)             1997       144,063       111,910        --         --          10,000     12,014(5)
  Senior Technical           1996       154,918       117,665        --         --          10,609      1,655
  Consultant                 1995       139,192        72,154        --         --             --       1,000

GEORGE SOLOMON(6)            1997       128,983         5,000        --         --           2,575      2,203
  Vice President -           1996       164,721         5,000        --         --          10,609      1,410
  International Sales and    1995       155,392         5,000        --         --             --       1,000
  Marketing, President of
  Del Medical Systems

----------
(1) Includes insurance premiums where families of the officers are beneficiaries and automobile expense allowances. The insurance premiums paid in fiscal 1997, 1996 and 1995, respectively, were $14,813, $13,908 and $13,058, for Mr. Trugman and $11,499, $5,418 and $5,541 for Mr. Rubin.

(2) Includes deferred compensation in the amount of $125,000 for each of 1997, 1996 and 1995 fiscal years, respectively.

(3)   Earnings related to exercise of nonqualified stock options.

(4) Mr. Bertan was President of Bertan High Voltage Corp. until May 28, 1996, at which time he became a Senior Technical Consultant to the Company.

(5)   Includes non-compete payments of $9,648.

(6)   Mr. Solomon resigned as of May 2, 1997.

Stock Options

      The following table contains information concerning the grant of stock options under the Company's Amended and Restated Stock Option Plan to the named executive officers of the Company and two additional individuals during the fiscal year ended August 2, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

    Individual Grants                                                                  Potential Realizable
    -----------------                                                                Value at Assumed Annual
                                          % of Total                                   Rates of Stock Price
                              Options   Options Granted   Exercise                Appreciation for Option Term (1)
                              Granted    to Employees       Price      Expiration --------------------------------
         Name                   (#)     in Fiscal Year     ($/Sh)        Date           5%($)       10%($)
        ------                -------   ---------------   --------    ----------        -----       ------
LEONARD A. TRUGMAN........       --            --             --             --            --            --
SEYMOUR RUBIN.............     5,150            4%          $8.25       11/06/11       $45,840      $134,993
MICHAEL TABER.............     5,150            4%          $8.25       11/06/11       $45,840      $134,993
DAVID ENGEL...............     7,725            6%          $8.25       11/06/11       $68,762      $202,490
LOUIS J. FARIN, SR........     5,150            4%          $8.25       11/06/11       $45,840      $134,993
HOWARD BERTAN.............    10,000            7%          $8.63        3/25/12       $93,111      $274,197
GEORGE SOLOMON............     2,575            2%          $8.25       11/06/11       $22,920      $ 67,496

----------
(1) Fair market value of stock on grant date compounded annually at rate shown in column heading for the option term less the exercise price.

Option Exercises and Holdings

      The following table sets forth information with respect to the named executive officers and two additional individuals concerning the exercise of options during the fiscal year ended August 2, 1997 and unexercised options held as of the end of the fiscal year ended August 2, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                      Number of                 Value of
                                                                     Unexercised             Unexercised In-
                                   Shares           Value              Options              the-Money Options
                                 Acquired on       Realized           at Fiscal              at Fiscal Year-
           Name                  Exercise (#)       ($) (1)          Year-End (#)              End ($) (2)
           -----                 ------------       -------          ------------          -------------------
                                                                     Exercisable/             Exercisable/
                                                                     Unexercisable            Unexercisable
                                                                     -------------         -------------------
LEONARD A. TRUGMAN............          --              --           722,160/28,138        $5,867,089/$163,482
SEYMOUR RUBIN.................          --              --           122,247/26,420        $  777,312/$118,189
MICHAEL TABER.................       15,749         $62,821                0/15,469        $        0/$ 62,526
DAVID ENGEL...................          --              --             9,813/19,777        $   48,748/$ 70,551
LOUIS J. FARIN, SR............          --              --            31,473/20,441        $  194,509/$ 79,119
HOWARD BERTAN.................          --              --            54,444/ 7,957        $  211,461/$ 32,385
GEORGE SOLOMON................          --              --            11,876/     0        $   62,172/$      0

(1) Amounts reflect the difference between the fair market value of the underlying shares of Common Stock on the date of exercise and the exercise price on the date of exercise.

(2) Amounts reflect the difference between the fair market value of the underlying shares of Common Stock and the exercise price for in-the-money options on August 2, 1997 ($10.25).

Employment Agreements

      Mr. Leonard A. Trugman has an employment agreement with the Company, effective as of August 1, 1992, which was subsequently amended on July 20, 1994 and September 1, 1994, pursuant to which he has agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Company until July 31, 2000. Mr. Trugman's annual base salary was $303,876 for the twelve months ended August 2, 1997. His annual base salary for the twelve months ending August 1, 1998 is $319,073 and was determined by multiplying $303,876 by the greater of 5% or the increase in the Consumer Price Index as of August 1, 1997 over the amount of such index as of August 1, 1996 ("Base Salary"). For each subsequent year during the term of his agreement, his annual Base Salary is subject to increases equal to the greater of 5% or the increase in the Consumer Price Index. Mr. Trugman receives a bonus each year equal to 5% of the Company's pre-tax net income for such year. Mr. Trugman's agreement also provides for a deferred compensation account whereby the Company shall deposit (a) $100,000 annually and (b) after receipt of the Company's audited financial statements with respect to each fiscal year, an amount equal to the lesser of (x) $25,000 or (y) 5% of the Company's pre-tax net income for such fiscal year less $100,000. Mr. Trugman's deferred compensation account balance pursuant to his employment agreement was $722,566 as of August 2, 1997. At the expiration of the employment agreement, or in the event Mr. Trugman's employment is terminated for any reason whatsoever, other than for cause or total disability, Mr. Trugman, at his sole option, may elect to be engaged by the Company as a consultant for a term of five years. Mr. Trugman's annual consulting compensation for the first year of the consulting term shall be equal to (i) his base salary for the final year of his employment agreement ("Last Base Salary") or (ii) his base salary in effect upon his termination ("Termination Base Salary"), whichever is applicable. Mr. Trugman's consulting compensation for the second through fifth year of the consulting term shall be adjusted annually by multiplying the Last Base Salary or the Termination Base Salary, as the case may be, by an applicable percentage ranging from 92% in the second year to 61% in the fifth year.

      Mr. Trugman is also entitled to compensation in the event of a change of control of the Company and his employment is terminated for any reason whatsoever. Such compensation shall be an amount equal to three times (x) the base salary to be paid to Mr. Trugman for the fiscal year in which such termination occurs, plus (y) the guaranteed bonus paid to Mr. Trugman for the immediately preceding year, plus (z) the amount credited to the deferred compensation account for the immediately preceding fiscal year, but in no event in an aggregate amount greater than the maximum allowed pursuant to governing law. Such payment must be made within 90 days after the change of control. The employment agreement contains confidentiality provisions and a non-compete provision for a term of one year after the termination of Mr. Trugman's employment.

      Mr. Howard Bertan had an employment agreement with Bertan High Voltage Corp. which commenced on April 24, 1994 and terminated on April 23, 1997. The employment agreement provided for the payment of a base salary of $154,350 for the period which commenced on April 24, 1996 and terminated on April 23, 1997. Mr. Bertan received a bonus for the period commencing August 4, 1996 and ending April 23, 1997 in the amount of $111,910. Such bonus was equal to five (5%) percent of Bertan High Voltage Corp.'s pre-tax net income. The employment agreement contained standard confidentiality and non-compete provisions. As of May 28, 1996, Mr. Bertan became a technical consultant to the Company. In consideration of Mr. Bertan's convenant not to compete for a period of ten years after the completion of his employment agreement, he will receive $500,000, payable in equal quarterly payments for a period of ten years after his period of active employment. Such payment period commenced April 24, 1997. During the fiscal year ended August 2, 1997, non-compete payments of $9,648 were made. Such payments are subject to adjustment to reflect the greater of (i) 5% or (ii) increases in the Consumer Price Index for the United States.

      Directors of the Company did not receive compensation for their services, as such, except a fee of $750.00 for each meeting of the Board of Directors which they attended. Messrs. Trugman and Rubin waived their right to receive such compensation.

Stock Purchase Plan

  Employee Stock Purchase Plan

      The Company has an Employee Stock Purchase Plan which is funded by payroll deductions. Shares acquired pursuant to such plan by employees of the Company are purchased in the open market by the custodian of the plan. The Company administers such plan and pays all brokerage commissions incurred in connection with such plan. All shares so purchased are held in street name until they are issued semi-annually or until an employee requests that the shares to which he is entitled, or a portion thereof, be issued to him. Substantially all employees of the Company are eligible to participate in such plan. As of December 17, 1997, 1,013 and 3,190 shares have been issued to Leonard A. Trugman and all executive officers as a group, respectively. As of July 1, 1997, all executive officers of the Company have elected not to participate in the Company's Employee Stock Purchase Plan.

Employee Benefit Plans

  Defined Benefit Plan

      The Company has a defined benefit pension plan which provides retirement benefits for some full time employees ("Participants"). Effective February 1, 1986, the plan was frozen so that future salary increases are not considered in determining a Participant's pension benefit, contributions by Participants are no longer permitted and participation in the plan is limited to those Participants as of August 1, 1984. Pursuant to the plan, Participants will receive a benefit, computed by an actuary at retirement based upon their number of years of credited service and average total annual compensation during five consecutive years of their service, reduced by a portion of their benefits under social security. The Company continues to fund the plan with contributions determined on an actuarial basis.

      The following table illustrates, for representative average annual covered compensation and years of credited service classifications, the estimated annual retirement benefits payable to employees under this plan upon retirement at age 65 based on the plan's normal form of benefit and social security benefits frozen as of August 1, 1984. Benefits under the plan are limited to the extent required by the Employee Retirement Income Security Act of 1974.

                               PENSION PLAN TABLE

         Average Annual                           Years of Credited Service
      Covered Compensation                               15 or more
      ---------------------                        ----------------------
        $  40,000................................           $13,000
        $  50,000................................           $17,000
        $  75,000................................           $27,000
        $ 100,000................................           $37,000

      The executive officers, with the exception of Louis J. Farin, Sr., named in the Summary Compensation Table do not participate in the plan. During the fiscal year ended July 29, 1995, the Pension Plan was submitted to the Internal Revenue Service and a favorable determination letter was received.

401(k) Plan and Profit Sharing Plan

      The Company has a 401(k) plan under which employees may elect to defer a portion of their annual compensation. Merrill Lynch, Pierce, Fenner & Smith Inc. ("Merrill Lynch") is the plan administrator. All employees with over 90 days of service and over the age of 21 may elect to defer from 2% to 15% of their annual salary. The plan is administered by Merrill Lynch and employees may elect where their deferred salary will be invested. Highly compensated employees' salary deferrals are limited by the contribution levels of all other eligible participants. Distributions are made at retirement or upon termination of employment. During the fiscal year ended July 29, 1995 the plan was submitted to the Internal Revenue Service and a favorable determination letter was received.

      On February 1, 1986 the Company initiated a profit sharing plan as part of the 401(k) plan which allows substantially all of the Company's employees to participate in the profits of the Company, regardless of whether or not the employee elected to contribute to the 401(k) plan in any year. Since the profit sharing plan is part of the 401(k) plan, eligibility, participation and other requirements are governed by the provisions of the 401(k) plan. Contributions to the plan are determined based upon a calculation directly related to the Company's sales volume and pre-tax profits. There was a $52,500 contribution for the period ended August 2, 1997.

                   REPORT OF THE DEL GLOBAL TECHNOLOGIES CORP.
                    BOARD OF DIRECTORS COMPENSATION COMMITTEE

      The Compensation Committee (the "Committee") of the Board of Directors of the Company determines the Company's executive compensation policies. The Committee is comprised of two non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for the fiscal year ended August 2, 1997 as they affected the executive officers of the Company.

Compensation Philosophy

      The goals of the executive compensation program are to attract, retain and award executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company's business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

      In designing and administering the executive compensation program, the Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Components of Executive Compensation

      The three components of the Company's executive compensation program are base salary, annual bonus and stock option grants. These three elements are structured by the Committee, in conjunction with the Company's stock option committee which is comprised of two other non-employee Directors, to cumulatively provide the Company's executive officers with levels of total compensation consistent with the Company's executive compensation philosophy described above.

      The Company's executive salary levels are intended to be consistent with competitive salary levels and job responsibilities of each executive. Salary increases reflect competitive and economic trends, the overall financial performance of the Company and the performance of the individual executive. Factors considered in gauging the Company's overall financial performance include the Company's revenues and profits.

Relationship of Company Performance to Executive Compensation

      The Committee takes into account the executives' performance in special projects undertaken during the past fiscal year, contribution to strategic acquisitions and development of new products, marketing strategies, manufacturing efficiencies and other factors. In addition, in determining executive compensation the Committee also considers the contributions of each executive officer to the growth in pre-tax earnings of the Company over the last fiscal year.

      Satisfaction of certain performance criteria (including initiative, contribution to overall corporate performance and managerial ability) is evaluated after informal discussions with other members of the Board and, for all of the executives other than Mr. Trugman, after discussions with Mr. Trugman.

Compensation of Chief Executive Officer

      In addition to the factors mentioned above, the Committee's general approach in setting Mr. Trugman's annual compensation is to seek to be competitive with other companies in the Company's industry and to reward Mr. Trugman's strategic management abilities in directing the Company's expansion efforts and its development and exploitation of new markets, growth of its international business and new business opportunities.

      Mr. Trugman's annual base salary for the fiscal year ended August 2, 1997 was $303,876, an increase of $14,470 over his previous annual salary of $289,406. Such increase reflects Mr. Trugman's base salary pursuant to his employment agreement, effective as of August 1, 1992, which was subsequently amended on July 20, 1994 and September 1, 1994. Mr. Trugman's base salary, bonus and deferred compensation for the fiscal year ended August 2, 1997 was $792,417 as compared to $632,724 for the previous fiscal year. Such agreement provides for future base salary increases in an amount equal to the greater of a 5% increase or the increase in the Consumer Price Index. The annual bonus paid to Mr. Trugman for the fiscal year ended August 2, 1997 was equal to 5% of the Company's pre-tax net income for such year. Mr. Trugman's deferred compensation account payment for the fiscal year ended August 2, 1997 was $125,000 which represents approximately 1.75% of the Company's pre-tax earnings for such fiscal year. Such payment was based upon Mr. Trugman's employment agreement which provides that the Company shall deposit (a) $100,000 annually and (b) after receipt of the Company's audited financial statements with respect to each fiscal year, an amount equal to the lesser of (x) $25,000 or (y) 5% of the Company's pre-tax net income for such fiscal year less $100,000.

                                       Compensation Committee

                                       NATAN V. BERTMAN
                                       DAVID MICHAEL

Performance Graph

      The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with The Nasdaq Market Index and the peer group index for each of Standard Industrial Classification Code ("SIC Code") 3679 and SIC Code 3844 for the period commencing August 1, 1992 and ending August 2, 1997. The peer group for SIC Code 3679 consists of 55 companies engaged in the manufacture of electronic components and includes Applied Magnetics Corporation, Espey Manufacturing & Electronics, General Microwave Corporation, Hutchinson Tech, Inc., Medicore, Inc., Recoton Corporation and Telepanel Systems, Inc. Due to the transition of the majority of the Company's business from electronic components to medical imaging systems, SIC Code 3844 -- X-Ray apparatus, has been deemed a more appropriate peer group. This peer group consists of 9 companies and includes Fischer Imaging Corp., Hologic Inc., Invision Technologies Inc., Thermotrex Corp. and Trex Medical Corp. The graph assumes that $100 was invested on August 1, 1992 in the Company's Common Stock and in each of the other indices and assumes reinvestment of all dividends and is weighted on a market capitalization basis.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG DEL GLOBAL TECHNOLOGIES CORP.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

 [The following table was represented as a line graph in the printed material]

                   DEL GLOBAL     NASDAQ MARKET      SIC CODE      SIC CODE
                   TECH. CORP.        INDEX            3844          3679
                   ----------     -------------      --------      --------
    1992 ......      100               100             100           100
    1993 ......      104.93            124.21           67.55         87.17
    1994 ......      111.29            135.54           67.7         103.71
    1995 ......      123.97            166.1            85.05        147.33
    1996 ......      166.22            181.07          115.53        153.94
    1997 ......      209.51            266.1            83.33        221.8

                     ASSUMES $100 INVESTED ON AUGUST 1, 1992
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING AUGUST 2, 1997

                  PROPOSAL TWO: PROPOSAL TO AMEND THE COMPANY'S
             AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE
                NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER

      At the Meeting, the stockholders will be asked to approve an amendment to the Company's Amended and Restated Stock Option Plan (the "Plan") to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder.

      There are 2,624,293 shares of the Company's Common Stock reserved for issuance under the Plan, exclusive of the 500,000 shares subject to stockholder approval at the Meeting. Upon approval of the amendment, 3,124,293 shares of the Company's Common Stock will be reserved for issuance under the Plan. As of the Record Date, options to purchase an aggregate of 1,834,841 shares were outstanding and 13,452 shares, exclusive of the 500,000 shares subject to stockholder approval at the Meeting, were available for future grant. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing officers, key management employees and other eligible participants with financial incentives tied directly to the Company's long term business objectives. The Board of Directors believes that the remaining shares available for grant under the Plan are insufficient to accomplish these purposes.

      Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting.

      The Board of Directors recommends a vote FOR the proposal to amend the Plan.

      The following summary describes the features of the Plan.

      Types of Incentive Awards. The Plan contains two optional forms of incentive awards which may be used at the sole discretion of the Stock Option Committee (the "Committee"). Incentive awards under the Plan may take the form of stock options or stock appreciation rights ("SARs"). The stock options may be incentive stock options ("ISOs") intended to qualify for special tax treatment or non-qualified stock options ("NQSOs").

      The type of incentive award being granted, as well as the terms and conditions of the award, will be determined by the Committee at the time of grant.

      Eligibility. All officers of the Company are eligible to participate in the Plan. Also eligible to participate, if so identified by the Committee, are officers of wholly-owned subsidiaries of the Company, other key management employees of the Company or any wholly-owned subsidiary of the Company, other employees or consultants of the Company or any subsidiary or affiliate of the Company, and other persons whose participation in the Plan is deemed by the Committee to be in the best interests of the Company. The existing Stock Option Plan permits participation by officers, employees and consultants of the Company.

      Administration of the Plan. The Committee will determine the eligible participants who will be granted incentive awards, determine the amount and type of award, determine the terms and conditions of awards, construe and interpret the Plan, and make all other determinations with respect to the Plan, to the extent permitted by applicable law.

      Duration of the Plan. The Plan is a fifteen year program and will terminate on December 31, 2009, unless terminated sooner according to the terms of the Plan.

      Stock Option Plan. The Committee may grant ISOs, NQSOs and tandem SARs to eligible participants, subject to the terms and conditions of the Plan.

      Stock Options. ISOs allow the optionee to buy a certain number of shares of the Company's Common Stock at an option price equal to the market price at the time the option is granted. NQSOs allow the optionee to buy a certain number of shares of the Company's Common Stock at an option price equal to, more than, or less than the market price at the time the option is granted. An option may not be exercised until the right to do so has vested under a schedule approved by the Committee. The vesting schedule generally approved by the Committee generally provides that one-quarter of the options may be exercised on or after the first anniversary of the date of grant, one-half on or after the second anniversary, three-quarters on or after the third anniversary and 100 percent on or after the fourth anniversary.

      Tandem SARs. At the discretion of the Committee, options may be granted with or without tandem SARs which permit an optionee to surrender an option or a portion thereof in exchange for a cash payment equal to the difference between the current market value of the stock and the option price. A tandem SAR is subject to the same terms and conditions as the related option, except that it may be exercised only when the market value exceeds the option price. In addition, executive officers of the Company and other participants who are subject to Section 16 of the Securities Exchange Act of 1934 may exercise SARs only during certain quarterly window periods.

      Payment for Shares Upon Exercise of Stock Options. At the time an option is exercised, shares of Common Stock may be purchased using (1) cash; (2) shares of the Company's Common Stock owned by the optionee for at least one year; (3) a "cashless exercise" procedure (whereby a broker sells the shares or holds them as collateral for a margin loan, delivers the option price to the Company, and delivers the remaining sale or loan proceeds to the optionee); or (4) any combination of the foregoing or any other method of payment which the Committee may allow, to the extent permitted by applicable law.

      Term of Options and Tandem SARs. The term of each ISO and related tandem SAR is ten years and the term of each NQSO and related tandem SAR is fifteen years, subject to earlier termination as described below.

      Termination of Employment or Relationship with the Company. Upon termination of the optionee's employment or relationship with the Company, any unexercised options shall be cancelled and terminated immediately, except that any unexercised options which are vested may be exercised during the balance of their term or within nine months of termination, whichever is shorter. If an optionee is terminated for cause or discharged, any unexercised options shall be terminated immediately. In the event of a termination by reason of retirement by reason of death or disability, or by reason of a divestiture or change in control of the Company, special rules allow the optionee to exercise all vested and unvested options within certain time periods after termination.

      Adjustments Upon Changes in Number or Value of Shares of Common Stock. In order to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations, mergers, consolidations, or other events that materially increase or decrease the number or value of shares of the Company's Common Stock, the Committee may adjust (1) the number of shares of Common Stock available for future grants of incentive awards under the Plan, (2) the number of shares represented by outstanding awards, and (3) the price of those shares.

      Non-Transferability of Options. Options shall not be transferable otherwise than by will or by the laws of descent and distribution, and, subject to the Committee's discretion, generally may be exercised during the lifetime of the recipient only by the recipient.

      Change in Control. Unless the Committee determines that a change in control (as defined in the Plan) is in the best interests of stockholders of the Company and will not adversely impact the recipients of incentive awards under the Plan, (1) any time periods relating to the exercise or realization of any incentive award shall be accelerated so that such award may be exercised or realized in full immediately upon the change in control, and (2) the Committee may offer recipients the option of having the Company purchase their awards for an amount of cash which could have been attained upon the exercise or realization of such awards if they had been fully exercisable or realizable.

      Amendment and Termination of the Plan and Options. The Board of Directors or the Committee may at any time suspend, terminate, modify or amend the Plan in any respect. However, stockholder approval of amendments shall be obtained in the manner and to the degree required by applicable laws or regulations. The Committee also has broad discretion to amend or modify the terms and conditions of any incentive award or cancel or annul any grant of an award, subject to certain restrictions.

      Funding.   Inasmuch  as  the  Plan  is  designed  to  encourage  financial performance and to improve the value of stockholders' investment in the Company, the costs of the Plan will be funded from corporate earnings.

      Federal Income Tax Consequences. The following summary of federal income tax consequences does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not cover the tax consequences of the Plan (or the grant or exercise of options thereunder) under state and/or other local tax laws, and such tax laws may not correspond to the federal tax treatment described herein. Accordingly, individuals eligible to receive options under the Plan should consult with their personal tax advisors prior to engaging in any transactions under the Plan.

      The characterization of income as either ordinary income or capital gain is still required by the Internal Revenue Code ("IRC"), and may have important tax consequences to participants under the Plan in some situations. Therefore, the following summary continues to characterize income from various transactions as either ordinary income or capital gain.

      Incentive Stock Options. In general, an option holder will not be treated as receiving taxable income upon either the grant or exercise of an option which qualifies as an ISO, and the option holder generally will receive capital gain or loss treatment, as the case may be, upon the sale of the shares acquired upon the exercise of an ISO, if certain conditions relating to employment requirements and holding period requirements under Section 422 of the IRC are satisfied. Under most circumstances, the shares of Common Stock acquired pursuant to the exercise of an ISO (a) must not be sold or otherwise disposed of for two years from the date of the grant of such option, and (b) must be held for at least one year after the transfer of such stock to the option holder upon exercise of the option. (Neither of such holding periods apply to the disposition of shares by the option holder's estate or the option holder's heirs after death.)

      If shares acquired upon exercise of an ISO are disposed of in violation of holding period requirements described above (a "Disqualifying Disposition"), the option holder generally will recognize ordinary income in the year of such Disqualifying Disposition in an amount equal to the difference between (a) the option exercise price, and (b) the lesser of (i) the amount realized on such disposition or (ii) the fair market value of such shares as of the date of exercise of the option under which the shares were acquired. Any gain realized on a Disqualifying Disposition in excess of such ordinary income amount generally will be treated as capital gain (short term or long-term depending on the option holder's holding period with respect to such shares).

      In the case of ISOs, the excess of the fair market value of the stock as of the exercise date over the option exercise price is included in alternative minimum taxable income in the year of exercise, and thus may be subject to the alternative minimum tax.

      Non-Qualified Stock Options. In general, there are no tax consequences to the option holder upon the grant of a NQSO, but upon exercise the option holder generally will recognize ordinary income equal to the difference between the purchase price paid for the shares on exercise of the option and the fair market value of such shares as of the date of exercise. However, a special rule (the "Section 16(b) Deferral Rule") applies in the case of option holders (generally officers, directors and 10% stockholders) who are subject to Section 16(b) of the Exchange Act (under which an "insider's" profit on the purchase and sale or sale and purchase within less than six months of equity securities of the issuer may be recovered by the issuer). Under the Section 16(b) Deferral Rule, such ordinary income attributable to the exercise of a NQSO generally will not be recognized until the expiration of the period during which a sale of the stock could subject the option holder to suit under Section 16(b), with the amount of such ordinary income being measured by the fair market value of the stock at the expiration of such period (the "Section 16(b) Expiration Date").

      The Section 16(b) Deferral Rule can be waived by an option holder if he or she makes a timely election (generally, within 30 days following exercise) under
Section 83(b) of the IRC to recognize ordinary income at the time of exercise of the NQSO.

      An option holder's tax basis in shares acquired on exercise of a NQSO generally will be equal to the exercise price paid for such shares by the option holder plus the amount of income recognized by the option holder by reason of his or her exercise of the option under the rules described above. Upon a subsequent disposition of the shares received on exercise of a NQSO, the difference between the amount realized on such disposition and the option holder's tax basis for such shares generally will be treated as a capital gain or loss, which will be short term or long-term depending on whether the shares are held for the applicable long-term holding period following exercise of the option. However, in the case of an option holder who is subject to the Section 16(b) Deferral Rule described above and who does not waive such rule by filing an election under Section 83(b) of the IRC, such option holder's capital gain holding period generally will not commence until the Section 16(b) Expiration Date.

      Tandem Stock Appreciation Rights. There will be no federal income tax consequences to either the optionee or the Company upon the grant of a tandem SAR or during the period that the unexercised right remains outstanding. Upon the exercise of a tandem SAR, the amount received will be taxable to the optionee as ordinary income and the Company will be entitled to a corresponding deduction.

      Use of Common Stock to Pay Exercise Price. Subject to the provisions of the Plan, an option holder may be permitted to use shares of the Company's Common Stock (previously acquired by the option holder) to pay the exercise price under an ISO or a NQSO. The option holder should consult with his or her personal tax advisor to review the tax consequences of delivering shares of Common Stock to exercise stock options. If an individual exercises a NQSO by delivering other shares, the individual will not recognize gain or loss with respect to the exchanged shares, even if their then fair market value is different from the individual's tax basis in such shares. The individual, however, will be taxed as described above with respect to the exercise of the NQSO as if the individual had paid the exercise price in cash, and the Company generally will be entitled to an equivalent tax deduction. Provided the individual receives a separate identifiable stock certificate therefor, the individual's tax basis in that number of shares received on such exercise, which is equal to the number of shares surrendered on such exercise, will be equal to the individual's tax basis in the shares surrendered and the individual's holding period for such number of shares received will include the individual's holding period for the shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a NQSO paid for, in whole or in part, with shares will be the same as if the individual had exercised the NQSO solely for cash. It should be noted, however, that the use by an option holder of Common Stock acquired through the previous exercise of an ISO to pay the exercise price under another ISO will be treated as a Disqualifying Disposition of the previously acquired Common Stock if the applicable holding period requirements have not yet been satisfied with respect to such previously acquired stock. In such circumstances, the option holder will be taxed as if such previously acquired shares had been sold (in a Disqualifying Disposition) for their fair market value as of the date on which they are used to pay the exercise price under such other ISO.

      Company Deductions. In general, the Company will not be entitled to any deductions with respect to ISOs granted under the Plan. However, if an employee is required to recognize ordinary income upon a Disqualifying Disposition of stock acquired under the Plan, then the Company generally will be allowed a deduction to the extent of such ordinary income. In that regard, the Company may require any option holder disposing of stock in a Disqualifying Disposition to notify the Company of such disposition. In the case of NQSOs, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder upon exercise of such option (or as of the Section 16(b) Expiration Date if the Section 16(b) Deferral Rule applies).

      Withholdings and Information Reports. The Company generally is required to make applicable federal payroll withholdings with respect to compensation income recognized by employees under the Plan. Such withholdings ordinarily will be accomplished by withholding the required amount from other cash compensation due from the Company to the employee, by having the employee pay to the Company the required withholding amount, or by such other permissible methods as the Company may deem appropriate. Whether or not such withholdings are required, the Company will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving the Plan.

              PROPOSAL THREE: RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending August 1, 1998 and is seeking the ratification of this appointment by the stockholders. Such firm is presently the independent auditors of the Company.

      It is anticipated that a representative of that firm will be present at the Meeting. Such representative will be afforded an opportunity to make a statement at the Meeting if he so desires and he will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

      The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending August 1, 1998.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the only business which the Board of Directors intends to present and knows that others will present at the Meeting is as hereinabove set forth. If any other matter or matters are properly brought before the Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Voting Procedures

      Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

      With respect to the other matters submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting for a particular matter is required to become effective. Abstentions and broker non-votes are not considered present at the Annual Meeting and each does not constitute a vote cast for purposes of determining stockholder action.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED AUGUST 2, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO EACH STOCKHOLDER WITHOUT CHARGE. WRITTEN REQUESTS SHOULD BE ADDRESSED TO: MICHAEL TABER, SECRETARY, DEL GLOBAL TECHNOLOGIES CORP., 1 COMMERCE PARK, VALHALLA, NEW YORK 10595.

                           1998 STOCKHOLDER PROPOSALS

      Proposals by stockholders which are intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices on or before September 11, 1998.

                                       By order of the Board of Directors,
                                       DEL GLOBAL TECHNOLOGIES CORP.

                                       MICHAEL TABER,
                                       Secretary

Dated: January 12, 1998

                         DEL GLOBAL TECHNOLOGIES CORP.

PROXY          Annual Meeting of Stockholders - February 10, 1998
                (Solicited on Behalf of the Board of Directors)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Del Global Technologies Corp. constitutes and appoints Michael Taber and Leonard A. Trugman or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at the Hotel Inter-Continental, 111 East 48th Street, New York, NY 10017 on February 10, 1998 at 10:00 A.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).

                   (continued and signed on the reverse side)

                                                            Please mark    [X}
                                                            your votes as
                                                            indicated in
                                                            this example

1. For the election of the following nominees to the Board of Directors for the ensuing year: Leonard A. Trugman, Natan V. Bertman, David Michael, Seymour Rubin and James Tiernan

 FOR all  nominees           WITHHOLD               (INSTRUCTION:   To  withhold
  listed  above              AUTHORITY              authority  to  vote  for any
(except  as marked    to vote for all nominees      individual  nominee,   write
 to the contrary)          listed above             that  nominee's  name in the
       [_]                      [_]                 space provided below.)

                                                    ____________________________


2. The proposal to amend the Company's Amended and Restated Stock Option Plan to increase by 500,000 the number of shares of Common Stock reserved for issuance thereunder.

                      FOR            AGAINST          ABSTAIN
                      [_]              [_]              [_]

3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending August 1, 1998.

                      FOR            AGAINST          ABSTAIN
                      [_]              [_]              [_]

4. In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

                                     A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.

                                     IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference thereto both dated January 12, 1998.

                                     Dated: ______________________________, 1998

                                     ___________________________________________
                                              (Stockholder(s) Signature)

                                     _____________________________________(L.S.)

                                     ___________________________________________
                                              Printed Name of Stockholder

                                     NOTE: Signature should correspond with name
                                     appearing   on  stock   certificate.   When
                                     signing in a fiduciary or representative capacity, sign full title as such. When more than one owner, each should sign.

--------------------------------------------------------------------------------

                                 Annual Meeting
                                       of
                         Del Global Technologies Corp.

                           Tuesday, February 10, 1998

                                   10:00 A.M.

                            Hotel Inter-Continental
                              111 East 48th Street
                               New York, NY 10017

================================================================================

                                     Agenda

    *       Election of Directors
    *       Amend the Company's Stock Option Plan
    *       Ratify the appointment of independent auditors
    *       Report on the progress of the Company
    *       Discussion on matters of current interest

================================================================================